                                                Wachovia Asset Securitization, Inc.
                                             Asset-Backed Notes, Series 2002-HE1
                                                      Statement to Securityholder                                                          Distribution Date: 11/26/04

                                               Original       Beginning                                            Unpaid                              Ending
                                Certificate   Certificate     Certificate                                          Principal      Total              Certificate
      Class            Cusip       Rate        Balance          Balance                Interest      Principal     Amount     Distribution            Balance

         A           929759AA6  2.302500%    950,000,000.00  644,094,530.27          1,318,246.81  13,831,498.79     0.00     15,149,745.60       630,263,031.48

Factors per Thousand                                           677.99424239           1.38762822     14.55947241                15.94710063          663.43476998

  Certificate           n/a     0.000000%        0.00        14,808,716.80           959,352.28         0.00         0.00      959,352.28          14,808,681.80

     Totals                                 950,000,000.00  644,094,530.27         2,277,599.09    13,831,498.79    0.00     16,109,097.88       630,263,031.48

                                                                           - Page 1 -

                                                                                                Bond Interest Information

                                                       Type of                      Accrual                              Moody's            S&P              Fitch
     Class                 Cusip                     Certificate                     Period                  LIBOR    Original Rating* Original Rating* Original Rating*

        A               929759AA6                Senior/Variable                     32/360                1.93250%         Aaa             AAA               n/a

* Original Ratings of the Offered Certificates per the Prospectus Supplement dated September 25, 2002

                                                                                                        - Page 2 -

                                  Bond Interest Information

           Current           Current                   Current       Outstanding           Cumulative
Class    Interest Due    Interest Shortfall       Shortfall Paid   Shortfall to be Paid  Interest Shortfall

 A       1,318,246.81          0.00                     0.00              0.00                 0.00

                                             - Page 3 -

                     Collection Activity

Interest
Interest Collected                          2,635,337.65
(Additional Balance Interest)                   0.00
(Relief Act Shortfalls)                         0.00

Total Interest Collected                    2,635,337.65

Principal
Principal Collected                        26,950,380.08
Net Liquidation Proceeds                        0.00
Substitute Adjustment Amount                    0.00
Other Principal Collected                       0.00
(Additional Balance Increase)                   0.00
(Draw Amounts)                             (13,118,881.29)

Total Principal Collected                  13,831,498.79

Additional Funds
Interest Earnings from the Reserve Fund         0.00
Draws from the Policy                           0.00
Yield Maintenance Payment                       0.00

Total Additional Funds Collected                0.00

Total Available Collections                16,466,836.44

                             - Page 4 -

                  Collateral Information

Periodic Information
Beginning Collateral Balance               658,903,247.07
Ending Collateral Balance                  645,071,713.28
Current Liquidation Loss Amounts               35.00
Cumulative Liquidation Loss Amounts         863,827.68
Gross WAC                                     4.592%
Net WAC                                       4.528%
WAM                                             205
AGE                                             28
Gross CPR                                     39.416%
Net CPR                                       22.476%
Draw Rate                                     21.442%

Original Information
Collateral Balance                         870,082,662.00
Number of Loans                                21,319
Gross WAC                                     4.818%
WAM                                             233

Overcollateralization Information
Overcollateralization Target Amount        14,508,881.59
Beginning Overcollateralization Amount     14,808,716.80
Ending Overcollateralization Amount        14,808,681.80
Overcollateralization Increase                  0.00
Overcollateralization Decrease                 35.00

                             - Page 5 -

              Additional Account Activity

                    Funding Account

Beginning Balance                        0.00

Interest Earnings                        0.00

Deposits                                 0.00

Withdrawals                              0.00

Ending Balance                           0.00

                      Delinquency Information

Delinquent:                  #                   $          %

              30-59 Days     29            1,792,675.57   0.278%
              60-89 Days     8             539,672.80     0.084%
             90-119 Days     8             710,951.22     0.110%
             120-149 Days    2             171,335.96     0.027%
             150-179 Days    1              44,606.34     0.007%
              180+ Days      5             258,881.59     0.040%

                Total        53           3,518,123.48    0.545%

Foreclosure:                 #                   $          %

                             9             530,243.56     0.082%

REO:                         #                   $          %

                             0                 0.00       0.000%

                              - Page 7 -

                                               Miscellaneous Reporting Items

                        Fees                                                         Additional Information

Servicing Fee                      274,543.02           3 Largest Mortgage Loan Balances                         0.00
Enhancer Premium                   83,195.54            Additional Balances created during the first
Indenture Trustee Expenses           0.00                Rapid Amortization Period                               0.00
                                                        Additional Balance Increase Amount payable
Total Fees                         357,738.56            to Certificateholders                                   0.00
                                                        Additional Balance Increase Amount payable
                                                         from Principal Collections                              0.00
                                                        Cumulative Liquidation Loss Amount %                   0.099%
                                                        Cumulative Subsequent Mortgage Loans                     0.00
                Amortization Period                     Deficiency Amount                                        0.00
                                                        Draws from Policy not yet Reimbursed                     0.00
Revolving (Yes / No)                   No               Percentage Interest Class A                            100.0%
Managed Amortization (Yes / No)       Yes               Stepdown Cumulative Loss Test Met? (Yes / No)             Yes
Rapid Amortization (Yes / No)          No               Stepdown Date Active (Yes / No)                            No
                                                        Stepdown Delinquency Test Met? (Yes / No)                 Yes

                                                         - Page 8 -